Exhibit 99.1

Offerpad Reports Second Quarter 2023 Results

Gross Profit increases 205% quarter over quarter

CHANDLER, Ariz. – August 2, 2023 – (BUSINESS WIRE) – Offerpad Solutions Inc. (“Offerpad”) (NYSE: OPAD), a leading tech-enabled platform for residential real estate, today released financial results for the three months ended June 30, 2023.

“We exceeded our financial expectations across the board,” said Brian Bair, Chairman and CEO of Offerpad. “Our outperformance in the second quarter reflects the improvements we have made to our business processes and our elevated focus on profitability through margin expansion and cost discipline. Our agile business model makes integrating improvements and adapting to changing market conditions part of our everyday culture,” said Bair.

Second quarter highlights include:

•	Reported the highest gross margin since Q3 2021 at 9.7%;

•	Achieved gross margin per home sold on homes acquired after September 1, 2022 of 13.5%;

•	Achieved contribution margin after interest per home sold on homes acquired after September 1, 2022 of 9.5%, which is above Offerpad’s target range of 3% to 6%;

•	Reduced inventory aged over 180 days to less than 2%, well below Offerpad’s 10% target; and

•	Increased home acquisition volume from 364 homes in Q1 to 840 homes in Q2.

“The combination of completing the sale of our legacy inventory and the high-quality homes currently on our balance sheet provides a strong foundation for performance going forward. The favorable quarter-over-quarter trends we saw during the first half of this year support our expectation to achieve positive Adjusted EBITDA by year-end,” said Bair.

Second Quarter 2023 Financial Results – compared with the prior quarter:

•	Revenue was $230.1 million compared to $609.6 million

•	Gross Profit increased over 200% to $22.2 million from $7.3 million

•	Net Loss improved to ($22.3) million from ($59.4) million

•	Adjusted EBITDA improved to ($17.3) million from ($44.8) million

•	Diluted Loss Per Share improved to ($0.82) from ($2.51)

Q2 2023 Financial Results (quarter over quarter)

	Q2 2023		Q1 2023		Percentage Change
Homes acquired	840		364		131%
Homes sold	650		1,609		(60%)
Revenue	$230.1M		$609.6M		(62%)
Gross profit[1]	$22.2M		$7.3M		205%
Net loss[1,2]	($22.3M	)	($59.4M	)	62%
Adjusted EBITDA[1]	($17.3M	)	($44.8M	)	61%
Gross profit per home sold	$34,200		$4,500		655%
Contribution loss after interest per home sold	($2,900)		($46,900)		94%
Cash and cash equivalents	$115.6M		$107.7M		7%

[1]	Includes $0.2 million charge in Q2 2023 and $7.3 million charge in Q1 2023 for an inventory valuation adjustment.
[2]	Includes $0.4 million non-cash credit in Q2 2023 and a $0.4 million non-cash charge in Q1 2023 to mark to market the Warrant Liability.

Q2 2023 Financial Results (year over year)

	Q2 2023		Q2 2022		Percentage Change
Homes acquired	840		3,792		(78%)
Homes sold	650		2,888		(77%)
Revenue	$230.1M		$1.1B		(79%)
Gross profit[1]	$22.2M		$93.0M		(76%)
Net (loss) income[1,2]	($22.3M	)	$11.6M		n.a.
Adjusted net loss[1]	($22.8M	)	($1.0M	)	2,225%
Adjusted EBITDA[1]	($17.3M	)	$13.7M		n.a.
Gross profit per home sold	$34,200		$32,200		6%
Contribution (loss) profit after interest per home sold	($2,900)		$28,500		n.a.
Cash and cash equivalents	$115.6M		$155.5M		(26%)

[1]	Includes $0.2 million charge in Q2 2023 and $21.2 million charge in Q2 2022 for an inventory valuation adjustment.
[2]	Includes $0.4 million non-cash credit in Q2 2023 and a $12.5 million non-cash credit in Q2 2022 to mark to market the Warrant Liability.

Additional information regarding Offerpad’s second quarter 2023 financial results and management commentary can be found by accessing the Company’s Quarterly Letter to Shareholders on the Offerpad investor relations at investor.offerpad.com.

Third Quarter 2023 Outlook

“Our results in the first half of this year indicate that the business has stabilized and positive momentum is building,” said Jawad Ahsan, CFO of Offerpad. “In the third quarter, we expect that momentum to continue with sequential improvement in our key performance metrics, including Gross Margin, Net Loss and Adjusted EBITDA. We also expect Q3 to reflect quarter-over-quarter improvement in time to cash, as well as increases in Acquisitions, Inventory and Contribution Margin after Interest,” said Ahsan.

Offerpad is providing its third quarter outlook for 2023 as follows:

Q3 2023 Outlook
Homes Sold	600 – 700
Revenue	$200M – $240M
Adjusted EBITDA[3]	($17)M – ($9)M

[3]	See Non-GAAP financial measures below for an explanation of why a reconciliation of this guidance cannot be provided.

Conference Call and Webcast Details

Offerpad Chairman and CEO Brian Bair and CFO Jawad Ahsan will host a conference call and accompanying webcast on August 2, 2023, at 12:30 p.m. ET. The webcast can be accessed on Offerpad’s Investor Relations at https://events.q4inc.com/attendee/385889934. Participants can register at https://www.netroadshow.com/events/login?show=5f5e222c&confId=51290 to receive a personalized dial in number and PIN. Access to a replay of the webcast will be available from the same website address shortly after the live webcast concludes.

About Offerpad

Offerpad’s mission is to deliver the best home buying and selling experience. From cash offers and flexible listing options to mortgages and buyer services, Offerpad has been helping homeowners since 2015. We pair our local expertise in residential real estate with proprietary technology to put you in control of the process and help find the right solution that fits your needs. Visit Offerpad.com for more information.

#OPAD_IR

Contacts

Investors

Investors@offerpad.com

Media

Press@Offerpad.com

Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Offerpad’s future financial or operating performance. For example, statements regarding the anticipated quarter-over-quarter improvement in Offerpad’s time from acquisition to sale and increase in Offerpad’s acquisition volume, inventory and contribution margin for the third quarter 2023, Offerpad’s financial outlook, including increases in Offerpad’s key performance metrics, including Gross Margin, Net Loss and Adjusted EBITDA, for the third quarter 2023, and expectations regarding profitability, including the timing of reaching positive Adjusted EBITDA, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “pro forma,” “may,” “should,” “could,” “might,” “plan,” “possible,” “project,” “strive,” “budget,” “forecast,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that may impact such forward-looking statements include, but are not limited to, Offerpad’s ability to respond to general economic conditions; the health of the U.S. residential real estate industry; Offerpad’s ability to grow market share in its existing markets or any new markets it may enter; Offerpad’s ability to manage its growth effectively; Offerpad’s ability to accurately value and manage inventory, and to maintain an adequate and desirable supply of inventory; Offerpad’s ability to successfully launch new product and service offerings, and to manage, develop and refine its technology platform; Offerpad’s ability to maintain and enhance its products and brand, and to attract customers; Offerpad’s ability to achieve and maintain profitability in the future; the success of strategic relationships with third parties; and Offerpad’s failure to meet the New York Stock Exchange’s continued listing standards. These and other important factors discussed under the caption “Risk Factors” in Offerpad’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission on February 28, 2023, and Offerpad’s other reports filed with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Offerpad and its management, are inherently uncertain. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Offerpad undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

OFFERPAD SOLUTIONS INC.

Condensed Consolidated Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share data) (Unaudited)	2023	2022	2023	2022
Revenue	$230,147	$1,079,531	$839,726	$2,453,368
Cost of revenue	207,916	986,550	810,210	2,228,245

Gross profit	22,231	92,981	29,516	225,123

Operating expenses:
Sales, marketing and operating	29,040	65,239	71,391	135,127
General and administrative	12,713	16,121	27,192	30,778
Technology and development	2,312	3,243	4,553	6,425

Total operating expenses	44,065	84,603	103,136	172,330

(Loss) income from operations	(21,834)	8,378	(73,620)	52,793
Other income (expense):
Change in fair value of warrant liabilities	435	12,537	46	18,201
Interest expense	(1,867)	(7,771)	(9,299)	(14,967)
Other income, net	965	24	1,247	28

Total other (expense) income	(467)	4,790	(8,006)	3,262

(Loss) income before income taxes	(22,301)	13,168	(81,626)	56,055
Income tax expense	(43)	(1,610)	(165)	(3,509)

Net (loss) income	$(22,344)	$11,558	$(81,791)	$52,546

Net (loss) income per share, basic	$(0.82)	$0.71	$(3.21)	$3.24

Net (loss) income per share, diluted	$(0.82)	$0.66	$(3.21)	$3.03

Weighted average common shares outstanding, basic	27,258	16,390	25,470	16,200

Weighted average common shares outstanding, diluted	27,258	17,383	25,470	17,346

OFFERPAD SOLUTIONS INC.

Condensed Consolidated Balance Sheets

(in thousands, except par value per share) (Unaudited)	June 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$115,599	$97,241
Restricted cash	6,658	43,058
Accounts receivable	1,479	2,350
Real estate inventory	211,119	664,697
Prepaid expenses and other current assets	8,731	6,833

Total current assets	343,586	814,179
Property and equipment, net	4,874	5,194
Other non-current assets	4,641	5,696

TOTAL ASSETS	$353,101	$825,069

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,340	$4,647
Accrued and other current liabilities	19,272	28,252
Secured credit facilities and other debt, net	161,316	605,889
Secured credit facilities and other debt - related party	29,926	60,176

Total current liabilities	216,854	698,964
Warrant liabilities	493	539
Other long-term liabilities	2,543	3,689

Total liabilities	219,890	703,192

Commitments and contingencies
Stockholders’ equity:
Class A common stock, $0.0001 par value; 2,000,000 shares authorized; 27,225 and 15,491 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	3	2
Class B common stock, zero shares authorized, issued and outstanding as of June 30, 2023; and $0.0001 par value, 20,000 shares authorized; 988 shares issued and outstanding as of December 31, 2022	—	—
Additional paid in capital	495,668	402,544
Accumulated deficit	(362,460)	(280,669)

Total stockholders’ equity	133,211	121,877

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$353,101	$825,069

OFFERPAD SOLUTIONS INC.

Condensed Consolidated Statements of Cash Flows

	Six Months Ended June 30,
($ in thousands) (Unaudited)	2023	2022
Cash flows from operating activities:
Net (loss) income	$(81,791)	$52,546
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation	380	249
Amortization of debt financing costs	1,980	1,546
Real estate inventory valuation adjustment	7,454	22,205
Stock-based compensation	3,898	4,028
Change in fair value of warrant liabilities	(46)	(18,201)
Change in fair value of derivative instrument	715	—
Loss on disposal of property and equipment	30	—
Changes in operating assets and liabilities:
Accounts receivable	871	(6,764)
Real estate inventory	446,124	(179,060)
Prepaid expenses and other assets	313	(5,847)
Accounts payable	1,693	4,306
Accrued and other liabilities	(10,126)	12,513

Net cash provided by (used in) operating activities	371,495	(112,479)

Cash flows from investing activities:
Purchases of property and equipment	(90)	(725)
Purchases of derivative instruments	(1,872)	—

Net cash used in investing activities	(1,962)	(725)

Cash flows from financing activities:
Borrowings from credit facilities and other debt	411,990	2,132,189
Repayments of credit facilities and other debt	(889,773)	(2,017,985)
Payment of debt financing costs	(172)	(35)
Borrowings from warehouse lending facility	18,488	—
Repayments of warehouse lending facility	(17,336)	—
Proceeds from issuance of pre-funded warrants	90,000	—
Proceeds from exercise of pre-funded warrants	11	—
Issuance cost of pre-funded warrants	(784)	—
Proceeds from exercise of stock options	53	4,775
Payments for taxes related to stock-based awards	(52)	(235)

Net cash (used in) provided by financing activities	(387,575)	118,709

Net change in cash, cash equivalents and restricted cash	(18,042)	5,505
Cash, cash equivalents and restricted cash, beginning of period	140,299	194,433

Cash, cash equivalents and restricted cash, end of period	$122,257	$199,938

Reconciliation of cash, cash equivalents and restricted cash to the condensed consolidated balance sheet:
Cash and cash equivalents	$115,599	$155,464
Restricted cash	6,658	44,474

Total cash, cash equivalents and restricted cash	$122,257	$199,938

Supplemental disclosure of cash flow information:
Cash payments for interest	$13,932	$19,941

Non-GAAP Financial Measures

In addition to Offerpad’s results of operations above, Offerpad reports certain financial measures that are not required by, or presented in accordance with, U.S. generally accepted accounting principles (“GAAP”). These measures have limitations as analytical tools when assessing Offerpad’s operating performance and should not be considered in isolation or as a substitute for GAAP measures, including gross profit and net income.

Offerpad may calculate or present its non-GAAP financial measures differently than other companies who report measures with similar titles and, as a result, the non-GAAP financial measures Offerpad reports may not be comparable with those of companies in Offerpad’s industry or in other industries. Offerpad has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted net income (loss) within this press release because Offerpad is unable to calculate certain reconciling items without making unreasonable efforts. These items, which include, but are not limited to, stock-based compensation with respect to future grants and forfeitures, could materially affect the computation of forward-looking net income (loss), are inherently uncertain and depend on various factors, some of which are outside of Offerpad’s control.

Adjusted Gross Profit, Contribution Profit, and Contribution Profit After Interest (and related margins)

To provide investors with additional information regarding Offerpad’s margins, Offerpad has included Adjusted Gross Profit, Contribution Profit, and Contribution Profit After Interest (and related margins), which are non-GAAP financial measures. Offerpad believes that Adjusted Gross Profit, Contribution Profit, and Contribution Profit After Interest are useful financial measures for investors as they are used by management in evaluating unit level economics and operating performance across Offerpad’s markets. Each of these measures is intended to present the economics related to homes sold during a given period. Offerpad does so by including revenue generated from homes sold (and ancillary services) in the period and only the expenses that are directly attributable to such home sales, even if such expenses were recognized in prior periods, and excluding expenses related to homes that remain in real estate inventory as of the end of the period presented. Contribution Profit provides investors a measure to assess Offerpad’s ability to generate returns on homes sold during a reporting period after considering home acquisition costs, renovation and repair costs, and adjusting for holding costs and selling costs. Contribution Profit After Interest further impacts gross profit by including interest costs (including senior and mezzanine secured credit facilities) attributable to homes sold during a reporting period. Offerpad believes these measures facilitate meaningful period over period comparisons and illustrate Offerpad’s ability to generate returns on assets sold after considering the costs directly related to the assets sold in a presented period.

Adjusted Gross Profit, Contribution Profit and Contribution Profit After Interest (and related margins) are supplemental measures of Offerpad’s operating performance and have limitations as analytical tools. For example, these measures include costs that were recorded in prior periods under GAAP and exclude, in connection with homes held in real estate inventory at the end of the period, costs required to be recorded under GAAP in the same period.

Accordingly, these measures should not be considered in isolation or as a substitute for analysis of Offerpad’s results as reported under GAAP. Offerpad includes a reconciliation of these measures to the most directly comparable GAAP financial measure, which is gross profit.

Adjusted Gross Profit / Margin

Offerpad calculates Adjusted Gross Profit as gross profit under GAAP adjusted for (1) net real estate inventory valuation adjustment plus (2) interest expense associated with homes sold in the presented period and recorded in cost of revenue. Net real estate inventory valuation adjustment is calculated by adding back the real estate inventory valuation adjustment charges recorded during the period on homes that remain in real estate inventory at period end and subtracting the real estate inventory valuation adjustment charges recorded in prior periods on homes sold in the current period. Offerpad defines Adjusted Gross Margin as Adjusted Gross Profit as a percentage of revenue.

Offerpad views this metric as an important measure of business performance, as it captures gross margin performance isolated to homes sold in a given period and provides comparability across reporting periods. Adjusted Gross Profit helps management assess performance across the key phases of processing a home (acquisitions, renovations, and resale) for a specific resale cohort.

Contribution Profit / Margin

Offerpad calculates Contribution Profit as Adjusted Gross Profit, minus (1) direct selling costs incurred on homes sold during the presented period, minus (2) holding costs incurred in the current period on homes sold during the period recorded in sales, marketing, and operating, minus (3) holding costs incurred in prior periods on homes sold in the current period recorded in sales, marketing, and operating, plus (4) other income, net which is primarily comprised of interest income earned on our cash and cash equivalents and fair value adjustments of derivative financial instruments. The composition of Offerpad’s holding costs is described in the footnotes to the reconciliation table below. Offerpad defines Contribution Margin as Contribution Profit as a percentage of revenue.

Offerpad views this metric as an important measure of business performance as it captures the unit level performance isolated to homes sold in a given period and provides comparability across reporting periods. Contribution Profit helps management assess inflows and outflow directly associated with a specific resale cohort.

Contribution Profit / Margin After Interest

Offerpad defines Contribution Profit After Interest as Contribution Profit, minus (1) interest expense associated with homes sold in the presented period and recorded in cost of revenue, minus (2) interest expense associated with homes sold in the presented period, recorded in costs of sales, and previously excluded from Adjusted Gross Profit, and minus (3) interest expense under Offerpad’s senior and mezzanine secured credit facilities incurred on homes sold during the period. This includes interest expense recorded in prior periods in which the sale occurred. Offerpad’s senior and mezzanine secured credit facilities are secured by their homes in real estate inventory and drawdowns are made on a per-home basis at the time of purchase and are required to be repaid at the time the homes are sold. Offerpad defines Contribution Margin After Interest as Contribution Profit After Interest as a percentage of revenue.

Offerpad views this metric as an important measure of business performance. Contribution Profit After Interest helps management assess Contribution Margin performance, per above, when fully burdened with costs of financing.

The following tables present a reconciliation of Offerpad’s Adjusted Gross (Loss) Profit, Contribution (Loss) Profit and Contribution (Loss) Profit After Interest to Offerpad’s Gross (Loss) Profit, which is the most directly comparable GAAP measure, and Contribution (Loss) Profit Per Home Sold and Contribution (Loss) Profit After Interest Per Home Sold to Offerpad’s Gross (Loss) Profit Per Home Sold, which is the most directly comparable GAAP measure, for the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except percentages and homes sold, unaudited)	2023	2022	2023	2022
Gross profit (GAAP)	$22,231	$92,981	$29,516	$225,123
Gross margin	9.7%	8.6%	3.5%	9.2%
Homes sold	650	2,888	2,259	6,490
Gross profit per home sold	$34.2	$32.2	$13.1	$34.7
Adjustments:
Real estate inventory valuation adjustment - current period (1)	169	20,995	290	21,233
Real estate inventory valuation adjustment - prior period (2)	(13,679)	(287)	(58,030)	(1,205)
Interest expense capitalized (3)	1,358	2,793	6,035	7,071

Adjusted gross profit (loss)	$10,079	$116,482	$(22,189)	$252,222
Adjusted gross margin	4.4%	10.8%	-2.6%	10.3%
Adjustments:
Direct selling costs (4)	(5,743)	(23,524)	(23,804)	(55,378)
Holding costs on sales - current period (5)(6)	(269)	(1,293)	(1,811)	(3,723)
Holding costs on sales - prior period (5)(7)	(567)	(526)	(2,158)	(907)
Other income, net (8)	965	24	1,247	28

Contribution profit (loss)	$4,465	$91,163	$(48,715)	$192,242
Contribution margin	1.9%	8.4%	-5.8%	7.8%
Homes sold	650	2,888	2,259	6,490
Contribution profit (loss) per home sold	$6.9	$31.6	$(21.6)	$29.6
Adjustments:
Interest expense capitalized (3)	(1,358)	(2,793)	(6,035)	(7,071)
Interest expense on homes sold - current period (9)	(1,292)	(4,115)	(8,631)	(11,149)
Interest expense on homes sold - prior period (10)	(3,708)	(1,999)	(13,899)	(3,721)

Contribution (loss) profit after interest	$(1,893)	$82,256	$(77,280)	$170,301
Contribution margin after interest	-0.8%	7.6%	-9.2%	6.9%
Homes sold	650	2,888	2,259	6,490
Contribution (loss) profit after interest per home sold	$(2.9)	$28.5	$(34.2)	$26.2

(1)

Real estate inventory valuation adjustment – current period is the real estate inventory valuation adjustments recorded during the period presented associated with homes that remain in real estate inventory at period end.

(2)	Real estate inventory valuation adjustment – prior period is the Real estate inventory valuation adjustments recorded in prior periods associated with homes that sold in the period presented.
(3)

Interest expense capitalized represents all interest related costs, including senior and mezzanine secured credit facilities, incurred on homes sold in the period presented that were capitalized and expensed in cost of sales at the time of sale.

(4)	Direct selling costs represents selling costs incurred related to homes sold in the period presented. This primarily includes broker commissions and title and escrow closing fees.
(5)	Holding costs primarily include insurance, utilities, homeowners association dues, property taxes, cleaning, and maintenance costs.
(6)	Represents holding costs incurred on homes sold in the period presented and expensed to Sales, marketing, and operating on the Condensed Consolidated Statements of Operations.

(7)	Represents holding costs incurred in prior periods on homes sold in the period presented and expensed to Sales, marketing, and operating on the Condensed Consolidated Statements of Operations.
(8)	Other income, net principally represents interest income earned on our cash and cash equivalents and fair value adjustments of derivative financial instruments.
(9)	Represents both senior and mezzanine interest expense incurred on homes sold in the period presented and expensed to interest expense on the Condensed Consolidated Statements of Operations.
(10)

Represents both senior and mezzanine secured credit facilities interest expense incurred in prior periods on homes sold in the period presented and expensed to Interest expense on the Condensed Consolidated Statements of Operations.

	Three Months Ended June 30, 2023
(in thousands, except percentages and homes sold, unaudited)	Acquired Aug’22 & Prior	Acquired Sep’22 & Later Cohort	Total
Gross profit (GAAP)	$329.00	$21,902.00	$22,231.00
Gross margin	0.5%	13.5%	9.7%
Homes sold	159	491	650
Gross profit per home sold	$2.1	$44.6	$34.2
Adjustments:
Inventory valuation adjustment - current period (1)	105	64	169
Inventory valuation adjustment - prior period (2)	(11,990)	(1,689)	(13,679)
Interest expense capitalized (3)	669	689	1,358

Adjusted (loss) gross profit	$(10,887)	$20,966	$10,079
Adjusted gross margin	-16.0%	12.9%	4.4%
Adjustments:
Direct selling costs (4)	(1,790)	(3,953)	(5,743)
Holding costs on sales - current period (5)(6)	(93)	(176)	(269)
Holding costs on sales - prior period (5)(7)	(467)	(100)	(567)
Other income, net (8)	—	965	965

Contribution (loss) profit	$(13,237)	$17,702	$4,465
Contribution margin	-19.5%	10.9%	1.9%
Homes sold	159	491	650
Contribution (loss) profit per home sold	$(83.3)	$36.1	$6.9
Adjustments:
Interest expense capitalized (3)	(669)	(689)	(1,358)
Interest expense on homes sold - current period (9)	(397)	(895)	(1,292)
Interest expense on homes sold - prior period (10)	(2,962)	(746)	(3,708)

Contribution (loss) profit after interest	$(17,265)	$15,372	$(1,893)
Contribution margin after interest	-25.4%	9.5%	-0.8%
Homes sold	159	491	650
Contribution (loss) profit after interest per home sold	$(108.6)	$31.3	$(2.9)

Adjusted Net Income (Loss) and Adjusted EBITDA

Offerpad also presents Adjusted Net Income (Loss) and Adjusted EBITDA, which are non-GAAP financial measures, which the management team uses to assess Offerpad’s underlying financial performance. Offerpad believes these measures provide insight into period over period performance, adjusted for non-recurring or non-cash items.

Offerpad calculates Adjusted Net Income (Loss) as GAAP Net Income (Loss) adjusted for the change in fair value of warrant liabilities. Offerpad defines Adjusted Net Income (Loss) Margin as Adjusted Net Income (Loss) as a percentage of revenue.

Offerpad calculates Adjusted EBITDA as Adjusted Net Income (Loss) adjusted for interest expense, amortization of capitalized interest, taxes, depreciation and amortization and stock-based compensation expense. Offerpad defines Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of revenue.

Adjusted Net Income (Loss) and Adjusted EBITDA are supplemental to Offerpad’s operating performance measures calculated in accordance with GAAP and have important limitations. For example, Adjusted Net Income (Loss) and Adjusted EBITDA exclude the impact of certain costs required to be recorded under GAAP and could differ substantially from similarly titled measures presented by other companies in Offerpad’s industry or companies in other industries. Accordingly, these measures should not be considered in isolation or as a substitute for analysis of Offerpad’s results as reported under GAAP.

The following table presents a reconciliation of Offerpad’s Adjusted Net Income (Loss) and Adjusted EBITDA to their GAAP Net Income (Loss), which is the most directly comparable GAAP measure, for the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except percentages, unaudited)	2023	2022	2023	2022
Net (loss) income (GAAP)	$(22,344)	$11,558	$(81,791)	$52,546
Change in fair value of warrant liabilities	(435)	(12,537)	(46)	(18,201)

Adjusted net (loss) income	$(22,779)	$(979)	$(81,837)	$34,345
Adjusted net (loss) income margin	(9.9%)	(0.1%)	(9.7%)	1.4%
Adjustments:
Interest expense	1,867	7,771	9,299	14,967
Amortization of capitalized interest (1)	1,358	2,793	6,035	7,071
Income tax expense	43	1,610	165	3,509
Depreciation and amortization	178	130	380	249
Amortization of stock-based compensation	2,055	2,400	3,898	4,028

Adjusted EBITDA	(17,278)	13,725	(62,060)	64,169
Adjusted EBITDA margin	(7.5%)	1.3%	(7.4%)	2.6%

(1)

Amortization of capitalized interest represents all interest related costs, including senior and mezzanine interest related costs, incurred on homes sold in the period presented that were capitalized and expensed in cost of sales at the time of sale.